SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

Interactive Television Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50122 (Commission File Number)	98-0372720 (I.R.S. Employer Identification No.)
2010 Main Street, Suite 500 Irvine, California (Address of Principal Executive Offices)	92614 (Zip Code)

(949) 365-5655
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 14, 2006, Interactive Televisions Networks, Inc. (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., and Monarch Pointe Fund, Ltd.  For a description of the Subscription Agreement and related transaction agreements, see Item 3.02 below.

ITEM 3.02 Unregistered Sales of Equity Securities.

On December 15, 2006, the Company completed the sale of an aggregate of 933,333 shares of its par value $0.001 per share common stock (the "Common Stock") at a price of $0.75 per share ($700,000 in the aggregate). All of the foregoing shares were purchased by Monarch Pointe Fund, Ltd. (“Monarch”).

The sale of 933,333 shares of Common Stock to Monarch was not registered under the Securities Act of 1933, as amended (the “Act”), and the shares were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The shares of Common Stock sold to Monarch may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements, under the Act.

Monarch, Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P. (collectively, the “Preferred Stock Holders”) currently are the record and beneficial owners of an aggregate of 3,333,333 shares of the Company’s Series A Convertible Preferred Stock (the "Series A Stock"), which shares represent all of the currently issued and outstanding shares of the Series A Stock. As part of the sale of the 933,333 shares of Common Stock pursuant to the Subscription Agreement, the Company also agreed with the Preferred Stock Holders to amend the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock as currently on file with the Secretary of State of the State of Nevada (the "Series A Certificate of Designation") to reduce the Conversion Price (as defined in the Series A Certificate of Designation) from $3.75 to $0.75 per share. The number of shares of Common Stock that any Preferred Stock Holder may acquire at any time upon the conversion of the Series A Stock that it owns is subject to a limitation in the Series A Certificate of Designation so that the aggregate number of shares of Common Stock of which such Preferred Stock Holder and all persons affiliated with such Preferred Stock Holder have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company's then outstanding Common Stock.

In connection with the transactions contemplated by the Subscription Agreement, the Company and the Preferred Stock Holders also entered into a Registration Rights Agreement under which the Company agreed to prepare and file, no later than the January 31, 2007, a registration statement with the SEC covering the resale of both (i) the 933,333 shares of Common Stock sold to Monarch, and (ii) any other unregistered shares underlying the shares of the Company’s Series A Convertible Preferred Stock owned by the Preferred Stock Holders. The Company is required to cause such registration statement to be declared effective by the SEC on or before May 11, 2007. If the Company fails to file the registration statement with the SEC by January 31, 2007 or the registration statement is not declared effective by the SEC by May 11, 2007, the Company shall pay to Purchasers an amount equal to One Thousand Five Hundred Dollars ($1,500) per day until the registration statement is declared effective.

Copies of the definitive agreements relating to the sale and issuance of the foregoing Common Stock and the amendment of the Certificate Of Designation are filed herewith as Exhibits 4.1, 10.1 and 10.2. The summary of terms set forth above is qualified by reference to such exhibits.

ITEM 8.01 Other Events.

Pursuant to a notice of annual meeting of stockholders that the Company mailed to all of its stockholders on November 17, 2006, the Company gave notice of an annual meeting of stockholders to be held on December 14, 2006. The holders of the number of shares (in person or by proxy) present at the meeting was not, however, sufficient to constitute a quorum under the Company's bylaws. As a result, the annual meeting could not be held. The Company has not yet established a date for a rescheduled annual meeting.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2006	INTERACTIVE TELEVISION NETWORKS, INC.

	By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment to Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock
10.1	Subscription Agreement, dated December 14, 2006, by and among Interactive Television Networks, Inc. and the Preferred Stock Holders
10.2	Registration Rights Agreement, dated December 14, 2006, by and among Interactive Television Networks, Inc. and the Preferred Stock Holders